                                                                     EXHIBIT 4.1



                               WARRANT AGREEMENT



                                    between


                       STERLING CHEMICALS HOLDINGS, INC.


                                      and


                         HARRIS TRUST AND SAVINGS BANK

                                 Warrant Agent



                           Dated as of July 10, 1997

                               TABLE OF CONTENTS



                                                                            Page
                                                                            ----

ARTICLE I                CERTAIN DEFINITIONS.................................   1

ARTICLE II               ORIGINAL ISSUE OF WARRANTS..........................   3

     Section 2.1.        Issuance of Warrants; Form of Warrant Certificates..   3
     Section 2.2.        Legends.............................................   3
     Section 2.3.        Execution and Delivery of Warrant Certificates......   3
     Section 2.4.        Transfer and Exchange...............................   4
     Section 2.5.        Surrender of Warrant Certificates...................   4

ARTICLE III              EXERCISE PRICE; EXERCISE OF WARRANTS................   5

     Section 3.1.        Exercise Price......................................   5
     Section 3.2.        Exercise; Restrictions on Exercise..................   5
     Section 3.3.        Method of Exercise; Payment of Exercise Price.......   5

ARTICLE IV               ADJUSTMENTS.........................................   6

     Section 4.1.        Adjustments.........................................   6
     Section 4.2.        Notice of Adjustment................................  11
     Section 4.3.        Statement on Warrants...............................  12
     Section 4.4.        Notice of Consolidation, Merger, Etc................  12
     Section 4.5.        Fractional Interests................................  12

ARTICLE V                LOSS OR MUTILATION..................................  13

ARTICLE VI               AUTHORIZATION AND RESERVATION OF COMMON STOCK;
                          PURCHASE OF WARRANTS...............................  13

     Section 6.1.        Reservation of Authorized Common Stock..............  13
     Section 6.2.        Purchase of Warrants by Holdings....................  13

ARTICLE VII              WARRANT HOLDERS.....................................  14

ARTICLE VIII             THE WARRANT AGENT...................................  14

     Section 8.1.        Duties and Liabilities..............................  14
     Section 8.2.        Right to Consult Counsel............................  16
     Section 8.3.        No Restrictions on Actions..........................  16
     Section 8.4.        Change of Warrant Agent.............................  16
     Section 8.5.        Successor Warrant Agent.............................  17


ARTICLE IX               MISCELLANEOUS.......................................  17

     Section 9.1.        Money Deposited with the Warrant Agent..............  17
     Section 9.2.        Payment of Taxes....................................  18
     Section 9.3.        Merger, Consolidation or Sale of Assets of Holdings.  18
     Section 9.4.        Reports to Holders..................................  18
     Section 9.5.        Notices.............................................  18
     Section 9.6.        Governing Law.......................................  19
     Section 9.7.        Binding Effect......................................  19
     Section 9.8.        Counterparts........................................  19
     Section 9.9.        Amendments..........................................  19
     Section 9.10.       Headings............................................  19
     Section 9.11.       Common Stock Legend.................................  20
     Section 9.12.       Third Party Beneficiaries...........................  20

EXHIBIT A   Form of Warrant Certificate...................................... A-1

                               WARRANT AGREEMENT


          WARRANT AGREEMENT, dated as of July 10, 1997 (this "Agreement"), between STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation ("Holdings"), and HARRIS TRUST AND SAVINGS BANK as warrant agent (the "Warrant Agent").

          In connection with the issuance and sale by Holdings of its Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") pursuant to a Stock and Warrant Purchase Agreement (the "Purchase Agreement"), dated July 7, 1997 among Holdings, Sterling Chemicals Acquisitions, Inc., Olympus Growth Fund II, L.P., Olympus Executive Fund, L.P., Clipper Capital Associates, L.P., Clipper/Merchant Partners, L.P., Clipper/Merban, L.P., Clipper Equity Partners I, L.P., Clipper/European Re, L.P., Chase Equity Associates, L.P., Koch Capital Services, Inc. and the CIT Group/Equity Investments, Inc. (each a "Purchaser" and collectively, the "Purchasers"), Holdings has agreed to issue and sell to the Purchasers warrants (each, a "Warrant") entitling the holders thereof to purchase an aggregate of 201,048 shares of common stock, par value $.01 per share, of Holdings (subject to adjustment as provided herein) at a price of $.01 per share.

          In consideration of the foregoing and of the agreements contained in the Purchase Agreement and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of Holdings, the Warrant Agent and the record holders of the Warrants (the "Holders"), Holdings and the Warrant Agent hereby agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

          "Affiliate" of any Person means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, whether though the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" means any day which is not a Saturday, a Sunday, or any other day on which banking institutions are authorized or required to be closed in the State of New York or the state in which the principal corporate trust office of the Warrant Agent is located.

          "Closing Date" means July 10, 1997 or such other date as the Purchasers and Sterling Chemicals Acquisitions, Inc. may agree.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the common stock, par value $0.01 per share, of Holdings, including any other capital stock into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock for reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

          "Current Market Value" has the meaning specified in Section 4.1(f) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exercise Price" has the meaning specified in Section 3.1 hereof.

          "Expiration Date" means December 1, 2007.

          "Holders" has the meaning specified in the recitals to this Agreement.

          "Holdings" has the meaning specified in the preamble to this Agreement and shall include its successors.

          "Independent Financial Expert" means a nationally recognized investment banking firm or appraisal firm which is not an Affiliate of Holdings. The Independent Financial Expert may be compensated and indemnified by Holdings for opinions or services it provides as an Independent Financial Expert.

          "Person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

          "Purchase Agreement" has the meaning specified in the preamble to this Agreement, as amended or supplemented from time to time.

          "Purchaser" and "Purchasers" have the meanings specified in the preamble to this Agreement and shall include its or their successors, respectively.

          "Right" means any right, option, warrant or convertible or exchangeable security containing the right to subscribe for or acquire one or more shares of Common Stock, excluding the Warrants.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Spread" means, with respect to any Warrant, the Current Market Value of the Underlying Securities issuable upon exercise of such Warrant adjusted as provided herein, less the Exercise Price of such Warrant.

          "Underlying Securities" means the shares of Common Stock or other securities or property issuable upon exercise of the Warrants.

          "Value Report" has the meaning specified in Section 4.1(j) hereof.

          "Warrant" has the meaning specified in the recitals to this Agreement.

          "Warrant Agent" has the meaning specified in the preamble to this Agreement and shall include its successors.

          "Warrant Certificates" has the meaning specified in Section 2.1 hereof.

                                   ARTICLE II

                           ORIGINAL ISSUE OF WARRANTS

          Section II.1. Issuance of Warrants; Form of Warrant Certificates. The Warrants shall be issued in connection with the issuance of the Series B Preferred Stock and shall at all times be separately transferable from the Series B Preferred Stock. Certificates representing the Warrants (the "Warrant Certificates") shall be issued in registered form only, shall be substantially in the form attached hereto as Exhibit A, shall be dated the date on which countersigned by the Warrant Agent and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements stamped, printed, lithographed or engraved thereon as Holdings may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation, or to conform to usage. The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by applicable law, rules and regulations, all as determined by the officers executing such Warrant Certificates, as evidenced by their execution of such Warrant Certificates.

          Section II.2.  Legends.  Each Warrant shall bear the following legend:

     THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF HOLDINGS (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE COMMISSION, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          Section II.3. Execution and Delivery of Warrant Certificates. Warrant Certificates evidencing Warrants to purchase initially an aggregate of up to 201,048 shares of Common Stock may be executed, on or after the date of this Agreement, by Holdings and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates, at the expense of Holdings, upon the written order and at the direction of Holdings to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Section 2.4, Section 3.3, Section 3.4 or Article V hereof.

          The Warrant Certificates shall be executed on behalf of Holdings by its Chairman of the Board, Chief Executive Officer or President or by a Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned by manual or facsimile signature of the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of Holdings whose signature shall have been placed upon any of the Warrant Certificates shall cease to be an officer of Holdings before countersignature by the Warrant Agent and the issuance and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of Holdings.

          Section II.4. Transfer and Exchange. Holdings shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, Holdings shall provide for the registration of Warrant Certificates and transfers and exchanges of Warrant Certificates as provided in this Agreement.

          A Holder may transfer its Warrants only by written application to the Warrant Agent stating the name of the proposed Transferee and otherwise complying with the terms of this Agreement. No such transfer shall be effected until, and such Transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register in accordance with this Agreement. Prior to the registration of any transfer of Warrants by a Holder as provided herein, Holdings, the Warrant Agent and any agent of Holdings may treat the person in whose name the Warrants are registered as the owner thereof for all purposes and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. When Warrants are presented to the Warrant Agent with a request to register the transfer thereof or to exchange them for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if the requirements of this Agreement for such transaction are met. To permit registrations of transfers and exchanges, Holdings shall execute Warrant Certificates at the Warrant Agent's request. No service charge shall be made for any registration of transfer or exchange of Warrants, but Holdings may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any registration of transfer of Warrants.

          All Warrant Certificates issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of Holdings, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for registration of transfer or exchange.

          Section II.5. Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall, if surrendered to Holdings, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by Holdings and, except as provided in this Article II in case of an exchange, Article III hereof in case of the exercise of less than all the Warrants represented thereby or Article V in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall destroy all cancelled Warrant Certificates in accordance with its normal procedures.

                                  ARTICLE III

                      EXERCISE PRICE; EXERCISE OF WARRANTS

          Section III.1. Exercise Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions of this Agreement, to purchase one share of Common Stock (subject to adjustment as provided herein) for each Warrant represented thereby at a purchase price (the "Exercise Price") of $.01 per share; provided that, at the option of the Holder thereof, payment of the Exercise Price may be satisfied through the delivery and cancellation of additional Warrants having an aggregate Spread equal to the aggregate Exercise Price of the Warrants being exercised. The calculation of the Spread and the number of Warrants deliverable in payment of the Exercise Price shall be verified by Holdings.

          Section III.2. Exercise; Restrictions on Exercise. (a) At any time commencing on the date hereof and on or before the Expiration Date, any outstanding Warrants may be exercised on any Business Day; provided that the Registration Statement is, at the time of exercise, effective and available or the exercise of such Warrants is exempt from the registration requirements of the Securities Act. Any Warrants not exercised by 5:00 p.m., New York City time, on the Expiration Date shall expire and all rights of the Holders of such Warrants shall terminate. Additionally, pursuant to Section 4.1(h)(B) hereof, the Warrants may expire and all rights of the Holders of such Warrants shall terminate in the event Holdings merges or consolidates with or sells all or substantially all of its property and assets to a Person if the consideration payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale consists solely of cash or in the event of the dissolution, liquidation or winding up of Holdings.

          (b) Holdings shall give notice not less than 90 and not more than 120 days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of 5:00 p.m., New York City time, on the Expiration Date; provided, however, that the failure by Holdings to give such notice as provided in this Section shall not affect such termination and becoming void of the Warrants as of 5:00 p.m., New York City time, on the Expiration Date.

          (c) In the event a Holder exercises its Warrants at a time when the Registration Statement is not effective and available, such Holder must furnish to the Warrant Agent and Holdings such certifications, legal opinions or other information as either of them may reasonably require to confirm that such exercise is being made pursuant to an exemption from the registration requirements of the Securities Act.

          Section III.3. Method of Exercise; Payment of Exercise Price. In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must surrender for exercise the Warrant Certificate to the Warrant Agent at its corporate trust office set forth in
Section 9.5 hereof, with the Subscription Form set forth in the Warrant Certificate duly executed, together with payment in full of the Exercise Price then in effect for each share of Common Stock or other securities or property issuable upon exercise of the Warrants as to which a Warrant is exercised; such payment may be made (x) by wire transfer or by certified or official bank or bank cashier's check payable to the order of Holdings or (y) as permitted pursuant to the proviso in Section 3.1. The Warrant Agent shall promptly notify Holdings in writing upon the exercise of any Warrant and of the number of shares of Common Stock delivered upon the exercise of such Warrant; all payments received upon exercise of Warrants shall be delivered to Holdings by the Warrant Agent as instructed in writing by Holdings. If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by Holdings and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant Certificate to the Person or Persons entitled to receive the same. Upon exercise of any Warrants following surrender of a Warrant Certificate in conformity with the foregoing provisions, the Warrant Agent shall instruct Holdings to transfer promptly to or upon the written order of the Holder of such Warrant Certificate appropriate evidence of ownership of any Common Stock or other securities or property (including money) to which it is entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder, and to deliver such evidence of ownership and any other securities or property (including money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fractional shares as provided in Section 4.5 hereof; provided that the Holder of such Warrant shall be responsible for the payment of any transfer taxes or other governmental charges imposed as the result of any change in ownership of such Warrants or the issuance of such Common Stock or other securities or Warrants other than to the registered owner of such Warrants. Upon exercise of a Warrant or Warrants, the Warrant Agent is hereby authorized and directed to requisition from any transfer agent of the Common Stock (and all such transfer agents are hereby irrevocably authorized to comply with all such requests) certificates (bearing the legend set forth in
Section 9.11, if applicable) for the necessary number of shares to which the Holder of the Warrant or Warrants may be entitled. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise, as provided above, of the Warrant Certificate representing such Warrant and, for all purposes of this Agreement, the Person entitled to receive any Common Stock or other securities or property deliverable upon such exercise shall, as between such Person and Holdings, be deemed to be the Holder of such Common Stock or other securities or property of record as of the close of business on such date and shall be entitled to receive, and the Warrant Agent shall deliver, at the expense of Holdings, to such Person, any money, Common Stock or other securities or property to which he would have been entitled had he been a record holder on such date.

                                   ARTICLE IV

                                  ADJUSTMENTS

          Section IV.1. Adjustments. The number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

          (a) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case Holdings shall (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of any class or series of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (other than a reclassification in connection with a merger, consolidation or other business combination which will be governed by Section 4.1(h)), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of Holdings which such Holder would have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto (with any record date requirement being deemed to have been satisfied). An adjustment made pursuant to this Section 4.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) Rights; Options; Warrants. In case Holdings shall issue rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to Section 4.1(a)) to all holders of its Common Stock, entitling them to subscribe for or purchase Common Stock at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount receivable by Holdings in consideration of the issuance of such rights, options, warrants or convertible or exchangeable securities, if any, plus the total consideration payable to Holdings upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) which is lower (at the record date for such issuance) than the then Current Market Value per share of Common Stock, the number of shares of Common Stock thereafter purchasable upon exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of additional shares of Common Stock offered for subscription or purchase or issuable upon conversion or exchange, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Value per share of Common Stock. Such adjustment shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible or exchangeable securities.

          (c) Issuance of Common Stock at Lower Values. In case Holdings shall sell or issue any shares of Common Stock or Right (excluding (i) any Right issued in any of the transactions described in Section 4.1(a) or (b) above, (ii) any shares of Common Stock issued pursuant to (x) any Rights outstanding on the date of this Agreement, (y) a Right, if on the date such Right was issued, the exercise, conversion or exchange price per share of Common Stock with respect thereto was at least equal to the Current Market Value per share of Common Stock on such date and (z) Rights (with respect to not more than an aggregate of 5% of the outstanding shares of Common Stock) issued to employees of Holdings and its subsidiaries resident in Canada pursuant to Holdings' stock option plan and
(iii) any Right issued as consideration when any corporation or business is acquired, merged into or becomes part of Holdings or a subsidiary of Holdings in an arm's-length transaction between Holdings and a Person other than an Affiliate of Holdings) at a price per share of Common Stock (determined in the case of such Right, by dividing (x) the total amount receivable by Holdings in consideration of the sale and issuance of such Right, plus the total consideration payable to Holdings upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such Right) that is lower than the Current Market Value per share of Common Stock in effect immediately prior to such sale or issuance, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of such Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Value per share of Common Stock. For purposes of this Section 4.1(c), the shares of Common Stock which the holder of any such Right shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by Holdings therefor shall be deemed to be the consideration received by Holdings for such Right, plus the consideration or premiums stated in such Right to be paid for the shares of Common Stock covered thereby. In case Holdings shall sell and issue shares of Common Stock or any Right, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by Holdings" for purposes of the first sentence of this Section 4.1(c), the Board of Directors of Holdings shall determine, in good faith, the fair value of said property, which determination shall be evidenced by a resolution of the Board of Directors of Holdings. In case Holdings shall sell and issue any Right together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration received by Holdings" for purposes of the first sentence of this Section 4.1(c), the Board of Directors of Holdings shall determine, in good faith, the fair value of the Right then being sold as part of such unit.

          (d) Distributions of Debt, Assets, Subscription Rights or Convertible Securities. In case Holdings shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, assets, cash dividends or distributions (excluding dividends or distributions referred to in Section 4.1(a) above and excluding distributions in connection with the dissolution, liquidation or winding up of Holdings which will be governed by Section 4.1(h)(B) below) or securities (excluding those referred to in Section 4.1(a), Section 4.1(b) or Section 4.1(c) above), then in each case the number of shares of Common Stock purchasable after such record date upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock immediately prior to the record date for such distribution and the denominator of which shall be the Current Market Value per share of Common Stock immediately prior to the record date for such distribution less the then fair value (as determined in good faith by the Board of Directors of Holdings) of the portion of the assets, evidence of indebtedness, cash dividends or distributions or securities so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (e) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the number of shares of Common Stock issuable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by Holdings upon such exercise plus the consideration, if any, actually received by Holdings for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of decreasing the number of shares issuable upon exercise of each Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

          (f) Current Market Value. For the purposes of any computation hereunder, the Current Market Value per share of Common Stock or of any other security (herein collectively referred to as a "security") at any date herein specified shall be:

          (i) if the security is not registered under the Exchange Act, the value of the security (A) determined in good faith by the Board of Directors of Holdings and certified in a board resolution based upon the most recently completed arm's-length transaction with respect to such security between Holdings and a Person other than an Affiliate of Holdings and the closing of which occurs on such date or shall have occurred within the six months preceding such date, or (B) if no such transaction shall have occurred within such six-month period, most recently determined as of a date within the six months preceding such date by an Independent Financial Expert selected by Holdings, or (C) if no such determination shall have been made within such six-month period or if Holdings so chooses, determined as of such date by an Independent Financial Expert selected by Holdings, or

          (ii) if the security is registered under the Exchange Act, the average of the daily market prices of the security for the 20 consecutive trading days immediately preceding such date or, if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. The market price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any national securities exchange, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which such security is listed or admitted, as determined by the Board of Directors of Holdings, in good faith, (B) in the case of a security not then listed or admitted to trading on any national securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by Holdings, (C) in the case of a security not then listed or admitted to trading on any national securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York customarily published on each Business Day, designated by Holdings, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are no bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value of the security shall be determined as if the security were not registered under the Exchange Act.

          (g) De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 4.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

          (h) Consolidation, Merger, Etc. (A) Subject to the provisions of Subsection (B) below of this Section 4.1(h), in case of the consolidation of Holdings with, or merger of Holdings with or into, or of the sale of all or substantially all of the properties and assets of Holdings to, any Person and in connection therewith consideration is payable to holders of Common Stock (or other securities or property purchasable upon exercise of Warrants) in exchange therefor, the Warrants shall remain subject to the terms and conditions set forth in this Agreement and each Warrant shall, after such consolidation, merger or sale, entitle the Holder to receive upon exercise the number of shares of capital stock or other securities or property (including cash) of Holdings, or of such Person resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, that would have been distributable or payable on account of the shares of Common Stock (or other securities or properties purchasable upon exercise of Warrants) if such Holder's Warrants had been exercised immediately prior to such merger, consolidation or sale (or, if applicable, the record date therefor); and in any such case the provisions of this Agreement with respect to the rights and interests thereafter of the Holders of Warrants shall be appropriately adjusted by the Board of Directors of Holdings in good faith so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or any property thereafter deliverable on the exercise of the Warrants.

          (B) Notwithstanding the foregoing, (x) if Holdings merges or consolidates with, or sells all or substantially all of its property and assets to, another Person and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding up of Holdings, then the Holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the right of a Holder shall terminate and cease and such Holder's Warrants shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding up of Holdings, Holdings shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders of the Warrants. After receipt of such deposit from such Person or Holdings and after receipt of surrendered Warrant Certificates, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrants.

          (i) In addition to the foregoing adjustments, the Board of Directors of Holdings may make any other adjustment to increase the number of Underlying Securities issuable upon exercise of Warrants as it may, in good faith, deem desirable to protect the rights and benefits of Holders. In addition, Holdings may from time to time increase the number of Underlying Securities issuable upon exercise of Warrants, provided that any such increase must be effective for at least 30 calendar days, and must be preceded by written notice of such increase to the Holders and the Warrant Agent, which notice must be mailed at least 30 calendar days prior to the effective date of such increase. Any such increase shall not alter or adjust the Exercise Price.

          (j) If at any time the Current Market Value of any security is required in order to comply with the terms of this Agreement, and such Current Market Value is determined in accordance with Section 4.1(f)(i) hereof: (1) if clause (A) of Section 4.1(f)(i) is applicable,

Holdings shall, as promptly as practicable, deliver to the Warrant Agent a copy of the board resolution certifying the Current Market Value determination and a brief description of the arm's-length transaction upon which such determination was based; (2) if clause (B) of Section 4.1(f)(i) is applicable, Holdings shall as promptly as practicable deliver to the Warrant Agent the value report of the Independent Financial Expert, stating the value of the security and briefly describing the nature and scope of the examination upon which the determination was made (the "Value Report"); and (3) if clause (C) of Section 4.1(f)(i) is applicable, Holdings shall cause the Independent Financial Expert to deliver to Holdings, with a copy to the Warrant Agent, within 45 days of the appointment of the Independent Financial Expert, a Value Report. The Warrant Agent shall have no duty with respect to any such board resolution or Value Report, except to keep it on file and available for inspection by the Holders. The determination as to value in accordance with the provisions of this Section 4.1(j) shall be conclusive on all Persons. The Independent Financial Expert shall use one or more valuation methods that it determines, in its best professional judgment, to be most appropriate. The Independent Financial Expert shall consult with management of Holdings in order to allow management to comment on the proposed value prior to delivery to Holdings of any Value Report of the Independent Financial Expert pursuant to clause (3) above.

          Section IV.2. Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property purchasable upon the exercise of each Warrant is adjusted, as herein provided, Holdings shall cause the Warrant Agent promptly to mail, at the expense of Holdings, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of Holdings (who may be the regular accountants employed by Holdings) setting forth the number of shares of Common Stock or other stock or property purchasable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to and shall be fully protected in relying on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other securities or property purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment, or the validity or value (or the kind or amount) of any Common Stock or other securities or property which may be purchasable on exercise of the Warrants. The Warrant Agent shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate. The Warrant Agent shall not be responsible for any failure of Holdings to make any cash payment or to issue, transfer or deliver any shares of Common Stock or other securities or property upon the exercise of any Warrant.

          Section IV.3. Statement on Warrants. Irrespective of any adjustment in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          Section IV.4. Notice of Consolidation, Merger, Etc. In case at any time after the date hereof and prior to 5:00 p.m., New York City time, on the Expiration Date, there shall be any (i) consolidation or merger involving Holdings or sale, transfer or other disposition of all or substantially all of Holdings's property, assets or business (except a merger in which Holdings shall be the surviving corporation and holders of Common Stock (or other securities or property purchasable upon exercise of the Warrants) receive no consideration in respect of their shares) or (ii) any other transaction contemplated by Section 4.1(h)(B) above, then in any one or more of such cases, Holdings shall cause to be mailed to the Warrant Agent and each Holder of a Warrant, at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action), notice of the date on which such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of Common Stock and other securities, money and other property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of record of the Common Stock or other securities or property issuable upon exercise of the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be.

          Section IV.5. Fractional Interests. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this
Section 4.5, be issuable on the exercise of any Warrant (or specified portion thereof), Holdings shall pay an amount in cash calculated by it to be equal to the then Current Market Value per share of Common Stock multiplied by such fraction computed to the nearest whole cent.


                                   ARTICLE V

                               LOSS OR MUTILATION

          Upon receipt by Holdings and the Warrant Agent of evidence satisfactory to them of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity in the form of an indemnity bond satisfactory to them and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to Holdings or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, Holdings shall execute and the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Article V, Holdings may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article V in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of Holdings, whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Article V are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

                                   ARTICLE VI

                         AUTHORIZATION AND RESERVATION
                     OF COMMON STOCK; PURCHASE OF WARRANTS

          Section VI.1. Reservation of Authorized Common Stock. Holdings shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock or other securities of Holdings deliverable upon exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants and will cause appropriate evidence of ownership of such Common Stock or other securities of Holdings to be delivered to the Warrant Agent upon its request for delivery upon the exercise of Warrants, and all such shares of Common Stock will, at all times, be duly approved for listing subject to official notice of issuance on each securities exchange, interdealer quotation system or market, if any, on which such Common Stock is then listed. Holdings covenants that all Common Stock or other securities of Holdings that may be issued upon the exercise of the Warrants will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from preemptive rights and all taxes, liens, charges, encumbrances and security interests.

          Section VI.2. Purchase of Warrants by Holdings. Holdings shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate. In the event Holdings shall purchase or otherwise acquire Warrants, the related Warrant certificates shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired.


                              ARTICLE VII

                    WARRANT HOLDERS NOT DEEMED STOCKHOLDERS

          Holdings and the Warrant Agent may deem and treat the registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and for all other purposes, and neither Holdings nor the Warrant Agent shall be affected by any notice to the contrary. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of Holdings, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders and, except as otherwise provided in this Agreement, shall not be entitled to receive any notice of any proceedings of Holdings.

                                  ARTICLE VIII

                               THE WARRANT AGENT

          Section VIII.1. Duties and Liabilities. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the duties and obligations, and no implied duties or obligations shall be read into this Agreement against Warrant Agent, imposed by this Agreement upon the terms and conditions herein set forth, by all of which Holdings and the Holders of Warrants, by their acceptance thereof, shall be bound.

          (a) The statements contained herein and in the Warrant Certificate shall be taken as statements of Holdings, and the Warrant Agent assumes no responsibility for the correctness of any of the same except as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

          (b) The Warrant Agent shall not be responsible for any failure of Holdings to comply with the covenants contained in this Agreement or in the Warrants to be complied with by Holdings.

          (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty thereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed.

          (d) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by Holdings prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, a Vice President, the Treasurer or Secretary of Holdings and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered by it under the provisions of this Agreement in reliance upon such certificate.

          (e) Holdings agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent's counsel and agents) in the performance of its duties under this Agreement. Holdings also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, or expenses incurred without negligence or willful misconduct on the part of Warrant Agent, for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the expiration of the Warrants and termination of this Agreement. The cost and expenses incurred in enforcing this right of indemnification shall be paid by Holdings. The Warrant Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Warrant Certificate or certificate for shares of stock or other securities of Holdings, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

          Notwithstanding anything in the Agreement to the contrary, in no event shall the Warrant Agent be liable for special indirect, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless Holdings or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          (g) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of Holdings or become pecuniarily interested in any transactions in which Holdings may be interested, or contract with or lend money to Holdings or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent from acting in any other or for any other capacity for Holdings or for any other legal entity including, without limitation, acting as transfer agent or as a lender to the Company or an affiliate thereof.

          (h) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or willful misconduct.

          (i) The Warrant Agent may conclusively rely upon and shall be protected by Holdings and shall not incur any liability or responsibility to Holdings or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its counter-signature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Underlying Securities (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Underlying Securities (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Underlying Securities or other securities or other property issuable upon exercise of any Warrant.

          (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, a Vice President or Secretary of Holdings, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it and without negligence in accordance with instructions of any such officer or officers.

          Section VIII.2. Right to Consult Counsel. Before the Warrant Agent acts or refrains from acting, it may at any time consult with legal counsel (who may be legal counsel for

Holdings), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to Holdings or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

          Section VIII.3. No Restrictions on Actions. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of Holdings or become pecuniarily interested in transactions in which Holdings may be interested, or contract with or lend money to Holdings or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for Holdings or for any other legal entity.

          Section VIII.4. Change of Warrant Agent. The Warrant Agent may resign from its position as such and be discharged from all further duties and liabilities hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving one month's prior written notice to Holdings. Holdings may remove the Warrant Agent upon one month's written notice specifying the date when such discharge shall take effect, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. Holdings shall cause to be mailed to each Holder of a Warrant a copy of said notice of resignation or notice of removal, as the case may be. Upon such designation or removal Holdings shall appoint in writing a new warrant agent. If Holdings shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Pending appointment of a successor to the original Warrant Agent, either by Holdings or by such a court, the duties of the Warrant Agent shall be carried out by Holdings. Any new warrant agent, whether appointed by Holdings or by such a court, shall be a bank (or subsidiary thereof) or trust company doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; however, the original Warrant Agent shall in all events deliver and transfer to the successor Warrant Agent all property, if any, at the time held hereunder by the original Warrant Agent and if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of Holdings and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, Holdings shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed to each Holder of a Warrant at the cost and expense of Holdings. Failure to give any notice provided for in this Section 8.5, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

          Section VIII.5. Successor Warrant Agent. Any corporation into which the Warrant Agent or any new warrant agent may be merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act; provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 8.5 hereof. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to each Holder of a Warrant .


                                   ARTICLE IX

                                 MISCELLANEOUS

          Section IX.1. Money Deposited with the Warrant Agent. The Warrant Agent shall not be required to pay interest on any moneys deposited pursuant to the provisions of this Agreement except such as it shall agree in writing with Holdings to pay thereon. Any moneys, securities or other property which at any time shall be deposited by Holdings or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law.


          Section IX.2. Payment of Taxes. All Common Stock or other securities issuable upon the exercise of Warrants shall be validly issued, fully paid and nonassessable, and Holdings shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery thereof or of other securities deliverable upon exercise of Warrants (other than income taxes imposed on the Holders). Holdings shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Stock or other securities or property issuable upon the exercise of the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant and in case of such transfer or payment, the Warrant Agent and Holdings shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and Holdings's satisfaction that no such tax or charge is due.

          Section IX.3. Merger, Consolidation or Sale of Assets of Holdings. Holdings will not merge into or consolidate with any other Person, or sell or otherwise transfer all or substantially all of its property, assets or business to a successor of Holdings, unless the Person resulting from such merger or consolidation, or such successor of Holdings, shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by Holdings.

          Section IX.4. Reports to Holders. Notwithstanding that Holdings may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall file with the Commission and provide the Warrant Agent and the Holders with such annual reports and such information, documents and other reports specified in Section 13 and 15(d) of the Exchange Act, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

          Section IX.5. Notices. (a) Notices or demands authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant Certificate to or on Holdings shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Warrant Agent) as follows:

          Sterling Chemicals Holdings, Inc.
          1200 Smith, Suite 1900
          Houston, Texas 77002
          Attention:  General Counsel

          Any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent shall be sent by registered or certified mail and shall be deemed given upon receipt and addressed (until another address is filed in writing with Holdings) as follows:

          Harris Trust and Savings Bank
          700 Louisiana Street, Suite 3350
          Houston, Texas 77002
          Attention:  Ray G. Rosenbaum

Notices or demands authorized by this Agreement to be given or made by Holdings or the Warrant Agent to the holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of Holdings. Holdings shall deliver a copy of any notice or demand it delivers to the holder of any Warrant Certificate to the Warrant Agent and the Warrant Agent shall deliver a copy of any notice or demand it delivers to the holder of any Warrant Certificate to Holdings.

          (b) Except as otherwise specified herein, notice may also be given by facsimile transmission (effective when receipt is acknowledged) or by overnight delivery service (effective the next business day).

          Section IX.6. Governing Law. The laws of the State of New York applicable to contracts to be performed entirely in that state shall govern this Agreement.

          Section IX.7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Holdings and the Warrant Agent and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than Holdings, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

          Section IX.8. Counterparts. This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

          Section IX.9. Amendments. The Warrant Agent may, without the consent or concurrence of the Holders of the Warrants, by supplemental agreement or otherwise, join with Holdings in making any changes or corrections in this Agreement, subject to both parties' agreement in writing thereof, that (a) are required to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained or (b) add to the covenants and agreements of Holdings in this Agreement further covenants and agreements of Holdings thereafter to be observed, or surrender any rights or power reserved to or conferred upon Holdings in this Agreement; provided that in either case such changes or corrections do not and will not adversely affect, alter or change the rights, privilege or immunities of the Holders of Warrants. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders of the Warrants shall require the written consent of the Holders of two-thirds of the then outstanding Warrants. The consent of each Holder of the Warrants affected shall be required for any amendment pursuant to which the number of Underlying Securities would be decreased (other than pursuant to adjustments made in accordance with Article IV hereof). Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Warrant Agent under this Agreement shall be effective without the written consent of the Warrant Agent.

          Section IX.10. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning of construction of any of the provisions hereof.

          Section IX.11. Common Stock Legend. In the event a Holder exercises its Warrants at a time when the Registration Statement is not effective and available pursuant to an exemption from the registration requirements of the Securities Act, any Common Stock or other securities of Holdings issuable upon exercise of such Warrants shall bear the following legend:

          THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS ARE REASONABLY REQUIRED BY HOLDINGS AND THE WARRANT AGENT.

          Section IX.12. Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between Holdings, on the one hand, and the Warrant Agent, on the other hand, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                            STERLING CHEMICALS HOLDINGS, INC.


                            By______________________
                              Name:
                              Title:



                            HARRIS TRUST AND SAVINGS BANK,
                              as Warrant Agent


                            By______________________
                              Name:
                              Title:

                                                                       EXHIBIT A
                                                                       ---------

                          FORM OF WARRANT CERTIFICATE


THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF STERLING CHEMICALS HOLDINGS, INC. (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE COMMISSION, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                       STERLING CHEMICALS HOLDINGS, INC.


No. ______________
                                                         ______________ Warrants

                       WARRANTS TO PURCHASE COMMON STOCK


          This certifies that __________________, or its registered assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase, commencing July 10, 1997, from STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation ("Holdings"), one share of Common Stock, par value $.01 per share (the "Common Stock"), of Holdings (subject to adjustment as provided in the Warrant Agreement hereinafter referred to) at the purchase price (the "Exercise Price") of $.01 per share of Common Stock, upon surrender hereof at the office of Harris Trust and Savings Bank or to its successor as the warrant agent under the Warrant Agreement hereinafter referred to (any such warrant agent being herein call the "Warrant Agent"), with the Subscription Form on the reverse hereof duly executed, with signature guaranteed as therein specified and simultaneous payment in full (by wire transfer or by certified or official bank or bank cashier's check payable to the order of Holdings, or by the surrender of Warrants having an aggregate Spread (as defined in the Warrant Agreement) equal to the Exercise Price of the Warrants being exercised) of the purchase price for the shares as to which the Warrant(s) represented by this Warrant Certificate are exercised, all subject to the terms and conditions hereof and of the Warrant Agreement. Notwithstanding the foregoing, Holdings shall have the right to not allow an exercise of any Warrants in the event the Registration Statement is not effective and available at the time Warrants are exercised, unless prior to the exercise of such Warrants, the Holder thereof furnishes to the Warrant Agent and Holdings such certifications, legal opinions or other information as either of them may reasonably require to confirm that such exercise is being made pursuant to an exemption from the registration requirements of the Securities Act.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of July 10, 1997 (the "Warrant Agreement"), between Holdings and Harris Trust and Savings Bank, as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the Holder of this Warrant Certificate consents to by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of Holdings and the Holders of the Warrants. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

          Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address:

          Harris Trust and Savings Bank
          700 Louisiana Street
          Suite 3350
          Houston, Texas  77002
          Attention:  Ray G. Rosenbaum

          If Holdings merges or consolidates with or into, or sells all or substantially all of its property and assets to, another Person solely for cash, or in the event of the dissolution, liquidation or winding-up of Holdings, the Holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event (less the Exercise Price).

          The number of shares of Common Stock purchasable upon the exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement. Except as stated in the immediately preceding paragraph, in the event Holdings merges or consolidates with, or sells all or substantially all of its assets to, another Person, each Warrant will, upon exercise, entitle the Holder thereof to receive the number of shares of capital stock or other securities or the amount of money and other property which the holder of a share of Common Stock (or other securities or property issuable upon exercise of a Warrant) is entitled to receive upon completion of such merger, consolidation or sale.

          As to any final fraction of a share which the same Holder of one or more Warrants would otherwise be entitled to purchase upon exercise thereof in the same transaction, Holdings shall pay the cash value thereof determined as provided in the Warrant Agreement.

          All Common Stock or other securities issuable by Holdings upon the exercise of Warrants shall be validly issued, fully-paid and nonassessable, and Holdings shall pay all taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of such shares or of other securities deliverable upon exercise of Warrants. Holdings shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Stock, and in such case Holdings shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Warrant Agent's and Holdings' satisfaction that no tax or other charge is due.

          This Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, in accordance with the provisions of the Warrant Agreement, on the register of Holdings maintained by the Warrant Agent for such purpose at its office in New Houston, Texas, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer form satisfactory to Holdings and the Warrant Agent duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, Holdings will issue and the Warrant Agent will deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.
Each taker and Holder of this Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, Holdings and the Warrant Agent may treat the person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

          This Warrant Certificate may be exchanged, in accordance with the terms of the Warrant Agreement, at the office of the Warrant Agent maintained for such purpose in Houston, Texas for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

          Prior to the exercise of the Warrants represented hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of Holdings, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive any notice of any proceedings of Holdings except as provided in the Warrant Agreement.

          This Warrant Certificate shall be void and all rights evidenced hereby shall cease on December 1, 2007, unless sooner terminated by the liquidation, dissolution or winding-up of Holdings or as otherwise provided in the Warrant Agreement upon the consolidation or merger of Holdings with, or sale of Holdings to, another Person.

          This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.


Dated:____________            STERLING CHEMICALS HOLDINGS, INC.


                              By:___________________________________
                                Name:
                                Title:



Countersigned:


HARRIS TRUST AND SAVINGS BANK,
 as Warrant Agent


By:__________________________________
  Authorized Signatory

                     FORM OF REVERSE OF WARRANT CERTIFICATE

                               SUBSCRIPTION FORM
                 (to be executed only upon exercise of Warrant)

To:  ______________

          The undersigned irrevocably exercises ___________________ of the Warrants represented by the Warrant Certificate for the purchase of ______ (subject to adjustment) share of Common Stock, par value $.01 per share, of STERLING CHEMICALS HOLDINGS, INC. and herewith makes payment of $___________ (such payment being by wire transfer or by certified or official bank or bank cashier's check payable to the order or at the direction of Sterling Chemicals Holdings, Inc., or by the surrender of Warrants having an aggregate Spread (as defined in the Warrant Agreement) equal to the Exercise Price of the Warrants being exercised), all at the exercise price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to and directs that the Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Dated:  ___________      _______________________________________
                         (Signature of Owner)


                         _______________________________________
                         (Street Address)


                         _______________________________________
                         (City)     (State)   (Zip Code)


                         Signature Guaranteed By/1/
-------------
/1/ The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

Securities and/or check to be issued to:  _________________
Please insert social security or identifying number: ____________

Name:  _________________________________
Street Address:  _________________________________
City, State and Zip Code:  ________________________________

                               FORM OF ASSIGNMENT

          FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s): _______________________________________

Address: ______________________________________________________

No. of Warrants: ______________________________________________

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoints ________________________ the undersigned's attorney to make such transfer on the books of ____________________ maintained for the purposes, with full power of substitution in the premises.

Dated:
                         ______________________________________
                         (Signature of Owner)


                         ______________________________________
                         (Street Address)

                         ______________________________________
                         (City)     (State)   (Zip Code)


                         Signature Guaranteed By/2/

                         _______________________________________


----------------------
/2/ The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.